                                                                   EXHIBIT 10.04

                            IRU CAPACITY AGREEMENT

          This IRU Capacity Agreement (the "Agreement") is entered into as of July 1, 2001 (the "Effective Date") between AT&T Corp. ("AT&T"), a New York corporation with offices at 295 North Maple Avenue, Basking Ridge, New Jersey 07920, and At Home Corporation ("@Home"), a Delaware corporation with its principal place of business located at 450 Broadway Street, Redwood City, California 94063.

                              TERMS OF AGREEMENT

     1.   Definitions

          1.1 "Accept" shall have the definition set forth in the section entitled Testing and Acceptance. "Acceptance" shall have the corresponding
         ----------------------
meaning.

          1.2 "Additional Capacity" shall mean any Capacity acquired by @Home pursuant to the section entitled Upgrades and Expansion.
                                 -----------------------

          1.3 "AT&T Network" shall mean the fiber optic communications system operated by AT&T, as such system exists now, and as it is modified from time to time.

          1.4 "AT&T POPs" shall mean (a) the AT&T sites identified in Exhibit E and (b) such other AT&T sites as the parties may agree from time to time to be within the scope of the term "AT&T POP."

          1.5 "@Home Backbone Network" shall mean, at any date, the @Home Routes as of that date.

          1.6 "@Home Routes" shall mean Routes on which @Home has rights to use capacity under this Agreement.

          1.7 "Capacity" shall mean the Initial Capacity and the Additional Capacity, including both (a) the circuit capacity, as measured in terms of OC-3, OC-12, OC-48 or otherwise and (b) a portion of the relevant fiber strands necessary to transport such capacity.

          1.8 "Airline Mileage" shall mean the distance between the A and Z City Pair end points of a Route, calculated in accordance with AT&T's standard methodology for determining airline mileage between two or more locations with respect to Private Line Services (see AT&T Tariff F.C.C. No. 10, Section 8.1.7.B). "Airline Mile" shall have the corresponding meaning.

          1.9 "City Pair" shall mean any of the pairs of cities listed in Exhibit A, including any pairs of cities for New Routes added by expansion pursuant to the Section entitled Upgrades and Expansions.
                                 -----------------------

          1.10 "Consumer Price Index" shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers, All Items (1982-84=100), for the United States as published by the United States Department of Labor, Bureau of Labor Statistics, or any successor index thereto.
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          1.11  "Four-Port Network Electronics" shall mean four Dense Wave
Division Multiplexing terminal ports in the relevant points of presence and the proportionate share of the associated optical amplifiers sufficient to support four OC-48s in all the Initial Routes.

          1.12 "Indefeasible Right to Use" or "IRU" shall mean the exclusive, unrestricted and (except in the case of a Payment Event of Default) indefeasible right to use the relevant Capacity (including equipment, fibers or capacity) for any legal purpose. The granting of such IRU does not convey title or legal ownership of any fibers or equipment on the AT&T Network. Except in the case of a Payment Event of Default (as defined below), the granting party shall have no right to revoke or restrict in any manner or to any degree whatsoever, through injunctive relief or otherwise, the use of the Right to Use granted to the receiving party. Notwithstanding the occurrence of a breach by the receiving party of any legal duty or obligation imposed by any contract, by the law of torts (including simple or gross negligence, strict liability or willful misconduct), or by federal or state laws, rules, regulations, orders, standards or ordinances, during the Term, it being understood and agreed that each such breach shall be compensable, if at all, by a remedy at law and not at equity.

          1.13 "Market Equivalent Capacity" shall mean an amount of transmission capacity (as measured in channels, wavelengths or other appropriate measures) equal to (a) with respect to two-fiber configurations, 25% or (b) with respect to four-fiber configurations, 12.5%, in each case of the total transmission capacity which it is commercially practical to sustain over two or four optic fibers so configured, respectively, utilizing equipment at that time in use in the Relevant Area (as defined below) by at least two of the ten largest interexchange carriers in the United States. In Routes between two of the thirty largest metropolitan statistical areas in the United States ("Large MSAs"), the "Relevant Area" shall be any route in the United States; for Routes which do not service a Large MSA, the Relevant Area shall mean a route in the same general geographical area as the Route for which the Market Equivalent Capacity is to be measured.

          1.14 "Material Provision" shall mean any provision of this Agreement (including, without limitation, payment provisions) the breach of which by one party is determined by a judicial proceeding or pursuant to the Section entitled Arbitration to constitute a material adverse effect on the use and enjoyment by
------------
the other party of the benefits of this Agreement.

          1.15 "OC-3" shall mean bi-directional OC-3 optical transmission capacity meeting the specifications set forth in AT&T's Technical Reference 54018, as revised from time to time. For purposes of this Agreement, "bi-directional" shall mean that traffic up to the designated capacity can travel in each direction simultaneously.

          1.16 "OC-12" shall mean bi-directional OC-12 optical transmission capacity meeting the specifications set forth in AT&T's Technical Reference 54077, as revised from time to time.

          1.17 "OC-48" shall mean bi-directional OC-48 optical transmission capacity meeting the specifications set forth in AT&T's Technical Reference 54078, as revised from time to time.
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                                    Page 3

          1.18 "Route" shall mean any route on the AT&T Network between any two points of presence listed on Exhibit A or any other AT&T points of presence which support OC-48 service.

          1.19 "Third Party POPs" shall mean (a) the third party sites identified in Exhibit G and (b) such other third party sites as the parties may agree from time to time to be within the scope of the term "Third Party POP."

          1.20 "Service Components" shall mean, with respect to any Route, the capacity, collocation and interconnection services relating to such Route to be provided pursuant to this Agreement.

     2.   Service Components.

          2.1 Indefeasible Right to Use. AT&T hereby grants to @Home for the Term of this Agreement an IRU (as that term is defined above) in the Capacity, as the Capacity may be increased from time to time pursuant to the terms hereof.

          2.2 Collocation and Interconnection. AT&T shall provide @Home with collocation space along the @Home Backbone Network in the AT&T POPs under an agreement substantially in the form attached as Exhibit F (Collocation
                                                           -----------
Agreement). In each AT&T POP, AT&T shall provide @Home with three rack spaces
---------
(as used in this Agreement, "rack space" shall have the meaning set forth in Exhibit F) and associated collocation and interconnection services, as listed in Exhibit F, or as hereafter mutually agreed upon. AT&T shall use its best efforts to make the three rack spaces contiguous. AT&T shall procure on behalf of @Home one rack space in the Third-Party POPs. As part of the Services provided hereunder, AT&T will extend its facilities at no cost to @Home to the @Home designated demarcation point within the Third-Party POPs.

          2.3 Initial Capacity. AT&T shall provide at no additional cost to @Home OC-48's (including the Four-Port Network Electronics)on the Routes listed on Exhibit A (the "Initial Routes") in the quantities listed in Exhibit A, in accordance with the terms of this Agreement including Exhibit B (Technical
                                                                 ---------
Specifications) (the "Initial Capacity"). The "Initial Service Components" shall
--------------
include the Initial Capacity and corresponding collocation and interconnection services as set forth in the Section entitled Collocation and Interconnection
                                              -------------------------------
and Exhibit F. AT&T will provide the Initial Capacity to @Home immediately upon the Effective Date.

          2.4 Other Capacity. @Home, at its option, may order, and AT&T shall use commercially reasonable efforts to promptly provide, capacity on routes not available through the AT&T Network ("Off-net Capacity"). AT&T shall provide such Off-net Capacity at 115% of the cost (net of discount) such is actually obtained by AT&T from a non-affiliated third-party carrier, subject to such other terms and conditions as apply between AT&T and such other carrier.

     3.   Payment.

          3.1 Initial IRU Fees. In consideration for the IRU granted hereunder in the Initial Capacity, @Home shall pay AT&T seven hundred thirty thousand, seven hundred eighty-
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                                    Page 4

nine dollars and sixty eight cents ($730,789.68) for each month in the Term, which amount will be billed in advance and paid within 30 days from the invoice date (the "Initial IRU Fees"). AT&T may add interest charges to any amounts not paid within such time at an annual interest rate of 8.0%. In the event @Home assigns this Agreement or any rights or obligations hereunder to any person or entity, AT&T shall have the right, in its sole discretion, to elect to accelerate the obligation to pay the Initial IRU Fees, exercisable by AT&T within 60 days after it receives notice of such assignment. If AT&T elects to accelerate the obligation to pay the Initial IRU Fees, @Home and the assignee shall be jointly and severally liable to pay an accelerated IRU Fee equal to the present value of the Initial IRU Fee payments due for the remainder of the Term (excluding any optional Term extension), discounted at 8% per annum, and shall have no further obligation to pay Initial IRU Fees, and AT&T agrees to take all necessary acts to immediately release the Security Interest upon receipt of such payment.

          3.2 Additional IRU Fees. In consideration for any IRU to be granted hereunder in the Additional Capacity, @Home shall pay AT&T the amounts calculated in accordance with the Section entitled Additional Capacity Cost (the
                                                   ------------------------
"Additional IRU Fees.")

          3.3 Maintenance. In consideration for the provision of maintenance services provided by or arranged for by AT&T with respect to Capacity in accordance with the Section entitled Operation, Maintenance and Repair, @Home
                                     ---------------------------------
shall pay AT&T a quarterly Maintenance Fee (as defined below) in arrears on an Airline Mileage basis (regardless of the amount of capacity used on the Route). The mileage used to calculate the Maintenance Fee for each quarter shall be calculated by adding together the number of applicable Airline Mileage in use at the beginning and end of the quarter and dividing by two. (AT&T may elect to bill the Maintenance Fee on a monthly basis.) The "Maintenance Fee" shall be the sum of two components: the "Services Component" and the "Repair/Replacement Component". The Services Component shall be equal to $9.49 per quarter per Airline Mile. The Repair/Replacement Component shall be lower during the period the initial equipment used to provide the Capacity is new to reflect AT&T's ability to take advantage of manufacturers' warranties. The Repair/Replacement Component shall be (a) $3.16 per quarter per Airline Mile until April 30, 2003 and (b) $9.96 per quarter per Airline Mile thereafter.

               3.3.1 CPI Increase. The Maintenance Fee shall be adjusted annually by the aggregate change in the Consumer Price Index, as set forth below. The Maintenance Fee payable hereunder shall be adjusted as of May 1 of every year of the Term by multiplying the monthly Maintenance Fee set forth in
Section 3.3 by a fraction, the numerator of which shall be (i) the average of the monthly Consumer Price Indices for the 12 months immediately preceding the date as of which the Maintenance Fee is to be adjusted and (ii) the denominator of which shall be 174.1.

          3.4 Collocation. In consideration for collocation at the AT&T POPs @Home shall pay AT&T the amounts set forth in Exhibit F. AT&T shall charge @Home for rack spaces in Third-Party POPs only the actual cost therefor to AT&T, without mark-up.

               3.4.1 CPI Increase. The collocation charges shall be adjusted annually by the aggregate change in the Consumer Price Index, as set forth below. The collocation charges shall be adjusted as of May 1 of every year of the Term by multiplying such charges by a fraction, the numerator of which shall be (a) the average of the monthly Consumer Price
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                                    Page 5

Indices for the 12 months preceding the date as of which the charge is to be adjusted and (b) the denominator of which shall be 174.1.

          3.5 Invoicing and Payment Terms. AT&T shall send a bill to @Home for all charges payable under this Agreement. @Home shall pay all invoiced amounts within 30 days after the date of an invoice therefor. Except with respect to the Initial IRU Fees (which may not be withheld) @Home's obligation to pay a charge that is subject to a specifically identified good faith dispute will be suspended while the disputed charge is under investigation by AT&T if (a) @Home provides a written explanation of the basis for such dispute prior to the date such payment is due or (b) an AT&T account inquiry and collections representative provides express written consent to suspend the payment obligation pending investigation. If any amount due under this Agreement not so disputed is not received within fifteen days after the date due, then, in addition to its other remedies available under this Agreement, AT&T may in its sole discretion impose a late payment charge calculated each month at the rate of 1% per month (or 12% per annum), such late charge being payable upon demand by AT&T.

          3.6 Deposits. @Home will provide a security deposit of 1 month's charges. AT&T will rely upon commercially reasonable factors to determine the continuing need for such deposit. These factors may include, but are not limited to, payment history, number of years in business, history of service with AT&T, bankruptcy history, current account treatment status, financial statement analysis, and commercial credit bureau rating. Any deposit will be held by AT&T as a guarantee for the payment of charges. AT&T may apply a deposit or any portion of it against past due charges. A deposit does not relieve @Home of the responsibility for the prompt payment of bills. Interest (at the rate of 8% per year or such other rate as is legally applicable to deposits held by telecommunications carriers) will be paid to @Home for any period that a cash deposit is held by AT&T. AT&T will meet with @Home once a year at @Home's request to review with @Home the continuing need for the deposit. Upon @Home's written request, AT&T will return to @Home the interest accrued on the deposit, provided that @Home is current in payment of all charges under this agreement not subject to a good faith dispute.

     4.   Upgrades and Expansion.

          4.1 Upgrade of @Home Backbone Network at @Home's Request. At any time during the Term of this Agreement, @Home shall have the right to upgrade its Capacity on @Home Routes (a "Requested Upgrade"). In connection with a Requested Upgrade, @Home shall have the right to purchase from AT&T additional network electronics and/or circuit electronics, in order to increase the Capacity on the applicable @Home Route to the Market Equivalent Capacity. @Home may request such upgrade by providing written notice (the "Upgrade Request Notice") to such effect to AT&T. The Upgrade Request Notice shall include the Route(s) and the amount of additional capacity for each Route (provided however the effective Capacity that @Home obtains shall not exceed the Market Equivalent Capacity for such Route, except if @Home has previously made an Existing Route Expansion (as defined below) for the Route that @Home desires, in which case the effective capacity which @Home obtains shall not exceed the product of (a) the Market Equivalent Capacity for the Route and (b) the Excess Expansion Percentage (as defined below) for the Route). At such time, AT&T shall be obligated to provide @Home with (i) the Requested Upgrade or (ii) alternative capacity along the Routes and in the amount requested by @Home as part of the Requested Upgrade ("Additional Capacity Without Upgrade"). Within 60 days of the date of the Upgrade Request
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Notice, AT&T shall respond in writing (the "Upgrade Response Notice") indicating whether it has selected option (i) or option (ii) above and providing a detailed description of the upgraded transmission system or the capacity, as applicable, the anticipated time line for installation, completion and delivery, as applicable and the estimated cost of the upgrade or capacity. Such cost shall be calculated in accordance with the Section entitled Upgrade Cost. Within 30 days
                                                   ------------
after receipt of the Upgrade Response Notice, @Home shall provide AT&T with written confirmation of @Home's desire (or lack thereof) to proceed with the Requested Upgrade. @Home shall pay for the Requested Upgrade in accordance with the Section entitled Upgrade Payment Terms and AT&T shall use commercially
                     ---------------------
reasonable efforts to provide the additional Capacity promptly.

          4.2 Expansion of @Home Backbone Network. During the Term of this Agreement, @Home shall have the right to request an expansion of the @Home Backbone Network to (a) include Routes not then on the @Home Backbone Network (a "Route Expansion") or (b) include additional capacity above the Market Equivalent Capacity on an @Home Route then in use (an "Existing Route Expansion"), (in either case, a "Requested Expansion"). In connection with a Requested Expansion, @Home shall have the right to purchase from AT&T additional network electronics and/or circuit electronics, in order to obtain Capacity (a) in a Route Expansion, on such Routes up to the Market Equivalent Capacity or (b) in an Existing Route Expansion, up to an amount of capacity above the Market Equivalent Capacity as specified by @Home (the percentage amount requested in an Existing Route Expansion above the Market Equivalent Capacity is referred to as the "Excess Expansion Percentage") @Home may request such expansion by providing written notice (the "Expansion Request Notice") to such effect to AT&T. The Expansion Notice shall include the new Route(s) and the amount of additional capacity for each new Route that @Home desires. At such time, AT&T shall provide @Home with (i) the Requested Expansion using such upgraded facilities; or (ii) alternative capacity in the amount requested by @Home as part of the Requested Expansion ("Additional Expansion Capacity Without Upgrade"); provided however that in either case, the Capacity that @Home obtains shall not exceed
(a) in the case of a Route Expansion, the Market Equivalent Capacity or (b) in the case of an Existing Route Expansion, the product of (1) the Market Equivalent Capacity multiplied by (2) the sum of one plus the Excess Expansion Percentage. Within 60 days of the date of the Expansion Request Notice, AT&T shall respond in writing (the "Expansion Response Notice") indicating whether it has selected option (i) or option (ii) above and providing a detailed description of the upgraded transmission system or the capacity, as applicable, the anticipated time line for installation, completion and delivery, as applicable and the estimated cost of the upgrade or capacity. Such cost shall be calculated in accordance with the Section entitled Additional Capacity Cost.
                                                      ------------------------
Within 30 days after receipt of the Expansion Response Notice, @Home shall provide AT&T with written confirmation of @Home's desire (or lack thereof) to proceed with the Requested Expansion. @Home shall pay for the Requested Expansion in accordance with the Section entitled Expansion Payment Terms and
                                                  -----------------------
AT&T shall use commercially reasonable efforts to provide the additional Capacity promptly.

          4.3 Upgrade of @Home Backbone Network During AT&T Network Upgrade. AT&T shall provide written notice (the "Upgrade Notice") to @Home of each "Upgrade" of the AT&T Network. An "Upgrade" is any change to the AT&T Network, including but not limited to lighting fiber(s), adding, modifying, or replacing electronic equipment, that enables AT&T to increase the total number of channels, or increase the capacity per channel, on a per fiber, per route basis on all or any part of the AT&T Network. The Upgrade Notice shall include a detailed
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description of the upgraded transmission system (including routes, engineering and capacity), anticipated time line for installation, completion and delivery and the estimated cost to @Home for @Home's portion of the Upgrade. Such estimated cost shall be calculated in accordance with the Section entitled Additional Capacity Cost. @Home may elect to participate in the Upgrade and to
------------------------
retain AT&T to upgrade the @Home Backbone Network (or such portions of the @Home Backbone Network as @Home requests) by providing notice (the "Upgrade Acceptance Notice") to such effect to AT&T in writing within 30 days of receiving the Upgrade Notice. The Upgrade Acceptance Notice shall include the Routes and the amounts of capacity for each Route that @Home desires. @Home may elect to participate in the AT&T Network upgrade on individual Routes, rather than for the entire Upgrade. @Home may at any time in the future request Service Components on the Upgraded portions of the AT&T Network in accordance with the Section entitled Upgrade of @ Home Backbone Network at @ Home's Request.
                 ------------------------------------------------------

          4.4 Forecasting and Planning. AT&T and @Home shall meet twice a year to review @Home's network forecasts, AT&T network planning and status and to discuss the current Market Equivalent Capacity. In the event the parties do not agree upon the Market Equivalent Capacity for any Route, at the option of either party, determination of the Market Equivalent Capacity at such time shall be referred to the binding decision of a mutually acceptable independent third party. If the parties do not agree upon such a third party within 30 days of the exercise of such option, an independent third party will be chosen through arbitration under the terms of this Agreement.

          4.5 Transition to New Service. In the event an Upgrade, an Expansion or a Requested Upgrade requires a transfer of @Home's Service Components to different electronics, AT&T will effect the transfer in accordance with mutually acceptable transition procedures approved by the engineering groups of @Home and AT&T.

          4.6 Collocation with Upgrade or Expansion. In connection with a Requested Upgrade, an Upgrade or an Expansion, AT&T shall provide collocation services to @Home in a manner sufficient to meet @Home's needs. @Home shall pay the cost for such collocation as set forth in Exhibit F.

          4.7 Acceptance of Upgrade and Expansion. Testing, Acceptance and payment subsequent thereto of a Requested Upgrade, an Upgrade or an Expansion shall be in accordance with the section entitled Testing and Acceptance herein,
                                                 ----------------------
provided however, that in the event the specifications set forth in Exhibit B are no longer applicable to the technology employed at the time of a Requested Upgrade, an Upgrade or an Expansion, the parties shall mutually agree in writing to specifications in line with industry standards prior to the testing.

          4.8 City-Pair Split. At @Home's request, AT&T shall allow @Home to split any Route between the two cities of a City Pair at an AT&T point of presence (the "New POP") along the fiber path of the Route in between the two cities, provided that the support provided at the New POP will be consistent with existing capabilities supported at the New POP. In such case, AT&T shall provide @Home with collocation (three rack spaces) and interconnection at the New POP. AT&T's only charge for allowing and implementing such split in the City Pair will be for the collocation. @Home shall pay the cost for such collocation as set forth in Exhibit F. @Home shall not be required to pay anything for the right to use fiber on an @Home Route being split in connection with the acquisition of Additional Capacity on the span between the
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New POP and either or both cities in the City Pair, provided such Additional
Capacity together with previously existing capacity on such span does not exceed the Market Equivalent Capacity for the Route. A City-Pair Split does not create a New Route, but rather a New POP along the existing Route at which @Home can connect through an LSA. @Home can increase the Capacity on one span from the New POP to the city on one end of the Route without increasing the Capacity on the span to the city on the other end of the Route.

     5.   Payment for Upgrades and Expansions.

          5.1 Additional Capacity Cost. Pricing for additional upgrading to a new higher capacity shall be determined by the following:

               5.1.1 New Electronic Equipment Pricing Method. The payment from @Home for the new network electronics and circuit electronics required to obtain capacity beyond the Initial Capacity (the "Upgrade Cost") shall be determined by AT&T based on @Home's requested upgraded configuration of the @Home Backbone Network. The Upgrade Cost shall be equal to the product of (a) AT&T's Network and Circuit Electronics Cost (as defined below) and (b) a fraction which shall have a numerator equal to the Additional Capacity to be derived from such electronics and a denominator which is equal to the total capacity which can be derived from such electronics. The "Network and Circuit Electronics Cost" shall be equal to AT&T's "actual cost" to provide the additional capacity requested, consisting of the actual costs paid by AT&T to third parties for all physical elements (active and passive) added to the AT&T fibers to prepare and create channel capacity consistent with this Agreement and that are used in the deployment of the @Home Backbone Network, including the costs paid to the equipment vendor for engineering and installation, and including the cost of initial deployment of spare components to the extent included in provisioning such capacity in accordance with the general standards with which AT&T provisions similar capacity in operating the AT&T Network (the "Spare Components"). @Home will not be required to pay for any spares or replacement parts required that are not included in the initial deployment of the Additional Capacity. (AT&T's costs will be calculated on the basis of a cash purchase, without regard to any financing AT&T may secure with respect to such purchases.) The Network and Circuit Electronics Cost shall be adjusted as follows:

                      (a) to not include any cost for installation services where such services are otherwise included in the costs of the network and circuit electronics invoiced to AT&T and already included in the Network and Electronics Cost;

                      (b) reduced by the "Discount Percentage." The Discount Percentage is the percentage discount, rebate or other direct or indirect cost savings ("Discount") that AT&T was given by its supplier of network or circuit electronics when AT&T purchased such electronics. If a Discount was made available to AT&T in bundled purchases that include network electronics or circuit electronics and other equipment not covered under this Agreement, the same Discount shall be afforded to @Home for the equipment that is installed on the @Home Network;

                      (c) decreased to the extent that the Comparison Price (as defined below) for such upgrade is less expensive or to the extent that a less expensive upgrade could have been possible if AT&T's equipment were of a more recent manufacture or design; and
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                                     Page 9

                      (d) increased by a mark-up of 20% (that is, after the deductions listed above in subsection (a), (b), and (c) are made to the Network and Circuit Electronics Cost, the Networks and Circuit Electronics Cost shall be multiplied by 1.20); provided however, that the mark-up with respect to Spare Components will be 10% instead of 20%.

The "Comparison Price" for an upgrade shall be the lower price, if any, any other AT&T-qualified vendor (or, in the event only one vendor is AT&T qualified for the type of equipment being considered, any vendor of substantially equivalent equipment of comparable quality) could have provided the electronics (or substantially equivalent electronics), established as follows: (a) there will be semi-annual meetings between @Home and AT&T to review market pricing, and based on such meetings, the parties will attempt to mutually establish a Comparison Price for any impending upgrade, (b) if no such price can be mutually agreed to, the parties will engage a mutually acceptable third-party expert to determine the Comparison Price, which determination will be binding on the parties, and (c) if no such expert is mutually agreed to, the choice of the expert will determined by an arbitrator under the arbitration provision of this Agreement. During such process, AT&T will share equipment market price information it has with @Home to the extent allowed by existing non-disclosure agreements it has with third parties.

In the event AT&T chooses to supply Additional Capacity Without Upgrade or Additional Expansion Capacity Without Upgrade pursuant to option (ii) of the section entitled Upgrade of @Home Backbone Network at @Home's Request or of
                 ----------------------------------------------------
option (ii) of the section entitled Expansion of @Home Backbone Network, the
                                    -----------------------------------
cost to @Home of such Additional Capacity shall be calculated through a reasonable estimate of what the costs would have been as if the facilities upgrade set forth above had actually taken place.

               5.1.2 Fiber Cost. @Home shall not be required to pay anything for the right to use fiber on any then existing @Home Route (i.e., the same City
Pair) in connection with the acquisition of Additional Capacity which together with previously existing capacity on such Route does not exceed the Market Equivalent Capacity for such Route. @Home shall pay $2,700 per Route mile for the right to use fiber in connection with extending the Capacity to an additional Route (a "New Route") that is not a then existing @Home Route. @Home shall pay an amount equal to the product of (a) $2,700 per Route mile and (b) the Excess Expansion Percentage for the right to use fiber in connection with an Existing Route Expansion. The route mileage for New Routes shall be determined by AT&T's final as-built circuit designs. Connection by @Home of two Routes on the @Home side of the AT&T/@Home Network Interface does not create a New Route (e.g., if @Home has a Route from City A to City B, and a second Route from City B to City C, @Home may connect those Routes within its LSA Space in City B, or in a different location on the @Home side of the AT&T/@Home Network Interface, but that does not create a new Route between City A and City C and @Home would not be required to make the $2700 per Route mile payment in connection therewith).

          5.2 Upgrade and Expansion Payment Terms. Upon agreeing to participate in an upgrade or expansion, @Home shall owe AT&T a deposit of 10% of the estimated cost of the upgrade or expansion. Upon Acceptance in accordance with the Section entitled Testing and Acceptance and delivery of the Service
                     ----------------------
Components along the upgraded or expanded portion of the @Home Backbone Network, @Home shall pay the remainder of the Upgrade Cost or the Expansion Cost; provided however that @Home shall not be required to pay more
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                                    Page 10

than 110% of the estimated cost given to @Home for such Upgrade or Expansion in the Upgrade Response Notice, the Upgrade Notice or the Expansion Notice, as applicable. The Section entitled Invoicing and Payment Terms shall apply to the
                                 ---------------------------
Upgrade Cost and the Expansion Cost.

     6. Audit of Certain Upgrade, Expansion and Discount-Related Invoices. @Home may undertake an audit under this Section in connection with a billing dispute or after payment of the relevant invoice to evaluate the accuracy of pricing and calculations for such invoice. For a period of twelve (12) months from the date payment of the relevant invoice by @Home is first due, AT&T agrees to maintain records related to its purchases of equipment and services related to an invoice, and to make such records available to a representative of @Home (or, at AT&T's option, to a third-party auditor acceptable to both parties) at reasonable times at AT&T headquarters on prior notice in connection with an audit requested by @Home under this Section. All costs related to such audit will be borne by @Home. All documents reviewed in connection with such an audit shall be subject to confidential treatment as set forth in the Section entitled Confidentiality. If the audit discloses an error in the pricing or discounts
---------------
made available to @Home, and such audit indicates @Home paid too much, AT&T and @Home will promptly review the conclusions of the audit and, where AT&T concurs, AT&T shall pay @Home the amounts due within 15 days of its concurrence. In the event the audit reveals that @Home was charged too little, @Home shall pay the difference within 30 days of receiving an invoice from AT&T therefor. If the parties disagree, either party may seek to resolve the matter through arbitration as set forth in the Section entitled Arbitration.
                                                 -----------

     7.   Testing and Acceptance.

          7.1 Testing. Prior to making any Additional Capacity available to @Home under this Agreement, AT&T shall test the Additional Capacity on a Route-specific basis ("Testing") to ensure that the Additional Capacity is in conformity with the technical specifications set forth in Exhibit B (the "Specifications"). If any Testing establishes that the Additional Capacity does not conform to the Technical Specifications, AT&T promptly shall correct such nonconformity and conduct additional Testing prior to making the Service Components available to @Home.

          7.2 Acceptance. If AT&T determines, that for a particular Route, that the Testing results show that the Additional Capacity meets the Specifications and that the Service Components are available for @Home's use, AT&T shall provide @Home with written notice to that effect (the "Delivery Notice"). The Delivery Notice shall include the Testing results, a description of the available Service Components (including circuit identifiers) and the date the Service Components will be available. Prior to providing the Delivery Notice AT&T shall use commercially reasonable efforts to deliver @Home the applicable rack spaces pursuant to a Collocation Agreement in the AT&T POP for installation of its equipment. If @Home fails to give a Non-Acceptance Notice (defined below) or makes a special request for an extension of the acceptance period within 30 days after @Home's receipt of the Delivery Notice, @Home shall be deemed to have accepted the Service Components for such Route(s) effective as of such thirtieth day. The earliest of (i) such date, (ii) the date @Home informs AT&T that it has accepted the Service Components, or (iii) the date that @Home actually begins commercial use of the Service Component shall be deemed the "Acceptance Date" for that Service Component and such Service Component shall be "Accepted." @Home shall have the right to extend the acceptance period for 15 days upon written request to AT&T.

          7.3 Non-Acceptance. If within the 30-day period (or the 45-day period if applicable) described above, @ Home gives AT&T a written notice of any nonconformity of the Additional Capacity to the Specifications or stating that the Service Components are not available for @ Home's use ("Non-Acceptance Notice"), Acceptance shall not occur. A Non-Acceptance Notice must either specifically identify the Specifications with which @Home contends the Additional Capacity does not conform, or provide an explanation of the manner and extent to which the Service Component is not available. @Home will promptly upon AT&T's written request give reasonably specific additional information to AT&T regarding the claimed nonconformity. AT&T shall use commercially reasonable efforts to correct such nonconformity and make the Service Component available within 10 days of receipt of @Home's valid Non-Acceptance Notice. Upon completion of such correction, AT&T shall notify @Home by providing a Delivery Notice, after which @Home shall have 10 days for Acceptance or for @Home to provide additional notice of a failure to deliver the Service Components by providing a Non-Acceptance Notice. Such process shall be repeated until Acceptance, provided however, if AT&T fails to correct any nonconformity of any Additional Capacity to the Technical Specifications or to provide the Service Components within 90 days after the date of the first Delivery Notice, @Home may at its option terminate this Agreement with respect to the affected Route(s) only, upon written notice to AT&T. In such case, AT&T need no longer deliver the affected Route(s), and @Home need no longer pay any amounts due for such Route(s).

     8.   Operation, Maintenance and Repair.

          8.1 Purchase, Repair or Replacement of Electronic Equipment. AT&T shall purchase, repair and replace all electronic equipment related to the provision of the Service Components at all times.

          8.2 Operating Standards. During the term of this Agreement, AT&T shall operate the @Home Backbone Network in accordance with the same standards with which AT&T operates the AT&T Network and in any case, with at least the standard of care in the industry.

          8.3 Maintenance and Repair. During the Term hereof, AT&T shall be responsible, at its sole expense, for the emergency and non-emergency maintenance, and repair of the AT&T Network and the @ Home Backbone Network, so as to assure continuing conformity of the @Home Backbone Network with the Specifications. If routine, scheduled maintenance of the @Home Backbone Network is expected to result in any interruption of the Service, AT&T shall so notify @Home in writing at least 10 business days prior to commencing such routine maintenance. AT&T shall schedule major maintenance of the @Home Backbone Network at a time selected by AT&T to limit adverse user impacts.

          8.4 Use of Subcontractors. AT&T may contract with qualified contractors for the performance of any maintenance and repair services contemplated by this Agreement, including unaffiliated contractors, but shall remain responsible for the performance of such services in accordance with the requirements of this Agreement.

          8.5 Response to Interruptions. Subject to geographic limitations, AT&T shall exercise commercially reasonable efforts to respond to any Unscheduled Interruption (defined below) involving AT&T facilities delivering the Service within four hours, measured in each case from the time that AT&T receives notice of an interruption and ending at the time a qualified AT&T technician arrives at the site of the reported problem.

          8.6  Credit for Total Interruptions.

               8.6.1 A Total Interruption is: (a) any situation in which @Home suffers a total loss of connectivity in one or more Routes, lasting two or more hours, which loss is not caused by @Home, and that does not occur within or as a result of equipment connections that @Home provides. In the event of a Total Interruption that is due to circumstances within AT&T's reasonable control (fiber cuts shall not be deemed to be within AT&T's reasonable control), @Home shall be entitled to an allowance in the form of a credit against amounts otherwise payable by @Home under this Agreement, calculated as set out below. No credit will be provided for any scheduled interruption. Any credit shall be applied to the next monthly maintenance invoice issued to @Home.

               8.6.2 @Home shall be credited for each two hour period of a Total Interruption within AT&T's reasonable control in a specific Route at a rate of $500 for each such period of a Total Interruption for each Route where the Total Interruption occurs, the duration of such Interruption being measured from (i) the time of notice to AT&T's network control center that a Total Interruption has occurred to (ii) the time of restoration of the Service.

               8.6.3 If there shall occur, within any period of 12 consecutive months, more than four Total Interruptions caused by factors within AT&T's reasonable control on the AT&T Network, AT&T will demonstrate to @Home actions taken by AT&T to reduce such Interruptions. If there shall occur more than two additional Total Interruptions due to factors within AT&T's reasonable control within the subsequent three-month period, @Home may at its option terminate this Agreement upon written notice to AT&T, but only with respect to the affected Route(s).

          8.7 Interference. In any instance in which AT&T believes in good faith that @Home's use of the @Home Backbone Network is interfering unreasonably with the use of AT&T service by others or the operation of the AT&T Network, AT&T may immediately restrict or suspend the Service Components, without liability on the part of AT&T, and then notify @Home of the action that AT&T has taken and the reason for such action. For purposes of the foregoing sentence, the normal usage by @Home of all or any part of the Capacity shall be deemed to be reasonable. To the extent doing so does not interfere with its ability to prevent such interference, AT&T will attempt to limit any restriction or suspension under this Section to the Service Components that are causing such interference.

          8.8 Ongoing Service Quality Review. The Parties shall establish an informal mechanism for maintaining communications channels between their respective network staffs related to service quality on the Routes. In the event that there arises a service quality issue that a party deems to be significant and that is not resolved in a satisfactory manner through the established mechanism, the dissatisfied party may escalate the matter to senior management of the other party for resolution, at the level of an executive vice president or higher.

     9. Relocation. Unless the circumstances make such notice impracticable, AT&T shall give @Home at least 90 days prior written notice of any scheduled relocation of any portion of the @Home Backbone Network, and as much advance notice as possible of any unscheduled relocation. AT&T shall have the right to direct any relocation of any portion of the @Home Backbone Network, including but not limited to the right to determine the extent and timing of, and the methods to be used for, such relocation; provided, however, that unless otherwise agreed, any such relocation: (i) shall be constructed and tested in accordance with the Specifications, and (ii) shall not result in any Interruption in excess of two hours or degradation of the Service Components. In the event an AT&T POP or a Third-Party POP is relocated or replaced, by a new site, AT&T shall relocate the applicable @Home Service Components (including any facilities necessary to continue the AT&T and third-party interconnections in place immediately prior to the relocation or replacement). Any such relocation shall be undertaken at no cost to @Home, except in cases where relocation is accompanied by additions or other work to benefit @Home and for which @Home agrees in writing to pay.

     10. Term of the Agreement. This Agreement is binding on the parties as of the Effective Date and, subject to the termination provisions of this Agreement, shall remain in effect until April 30, 2020, or until April 30, 2022 if AT&T exercises the term extension option described in this Section (the "Term"). AT&T has the option to extend the Term by an additional two years, exercisable in 2018. If AT&T exercises that option, all charges due under this Agreement for the two-year extension period will be reset to then-current market rates. This Agreement, including the Service Components granted under this Agreement, may be renewed upon terms mutually agreed upon by the parties in writing.

     11. Use of the Services and Restriction on Resale. @Home may use the Service Components for any lawful purpose and @Home represents and warrants that its use of the Service Components and its offering of services using the @Home Backbone Network will comply with all applicable government codes, ordinances, laws, rules, regulations and/or restrictions. @Home may sell, trade, exchange or otherwise make available to any person or entity any service so long as @Home's routers and packet switches or packet based successor equipment are used.

     12.  Indemnification.

          12.1 @Home shall indemnify, defend, and hold harmless AT&T and its directors, officers, employees, agents, subsidiaries, affiliates, successors and assigns from any and all third party claims, damages and expenses whatsoever (including reasonable attorneys' fees) arising on account of or in connection with @Home's use of the Service Components provided under this Agreement, including but not limited to: (a) claims arising from any failure, breakdown, interruption or deterioration of service components provided by AT&T to @Home or service provided by @Home to third parties; and (b) claims of patent infringement arising from combining or using services or equipment furnished by AT&T in connection with services or equipment furnished by others. @Home's indemnification obligations do not apply to claims for damages to real or tangible personal property or for bodily injury or death negligently caused by AT&T.

          12.2 AT&T shall indemnify, defend, and hold harmless @Home and its directors, officers, employees, agents, subsidiaries, affiliates, successors, and assigns from all claims of patent infringement arising solely from the use of the Services.

          12.3 The parties hereby expressly recognize and agree that each party's said obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the parties' other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be the right to bring an arbitration proceeding pursuant to the terms of this Agreement against the other party for its damages as a result of the other party's said failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement.

          12.4 Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the AT&T Network or the @Home Backbone Network, as the case may be; provided, however, that each party hereto shall assign such rights of claims, execute such documents and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third party.

     13.  Security Interest

          13.1 To secure payment of its obligations to AT&T under this Agreement, @Home grants to AT&T a continuing, perfected, first-priority security interest in this Agreement and all of its rights hereunder (including any enhancements or additions) (the "Security Interest").

          13.2 At any time after July 1, 2006, @Home may accelerate its obligation to pay the Initial IRU Fees, by paying an accelerated IRU Fee equal to the present value of the Initial IRU Fee payments due for the remainder of the Term (excluding any optional Term extension), discounted at 8% per annum. Upon payment of such accelerated IRU Fee, @Home shall have no further obligation to pay Initial IRU Fees and AT&T agrees to take all necessary acts to immediately release the Security Interest.

          13.3 @Home warrants that no financing statement covering this Agreement is on file in any public office. @Home will join with AT&T in executing one or more financing statements pursuant to the Uniform Commercial Code of applicable jurisdictions in a form satisfactory to AT&T. A carbon, photographic or other reproduction of this agreement or a financing statement will be sufficient as a financing statement. @Home agrees to take such further action as AT&T may reasonably request to evidence, protect or perfect the Security Interest.

          13.4 AT&T may assign this Security Interest, and all AT&T's rights with respect to this Security Interest shall inure to the benefit of AT&T's successors and assigns, and all obligations of @Home with respect to this Security Interest shall bind @Home's successors and assigns.

          13.5 @Home appoints AT&T as @Home's agent and grants AT&T limited power of attorney to sign any necessary documents including but not limited to UCC-1 and UCC-3 financing statements for the purpose of perfecting or otherwise protecting AT&T's security interest.

     14.  Limitation of Liability.

          14.1 EXCEPT AS SET FORTH IN THE SECTIONS ENTITLED DELIVERY AND
                                                            ------------
LIQUIDATED DAMAGES, AND CREDIT FOR TOTAL INTERRUPTIONS OR AS OTHERWISE SPECIFIED
------------------      ------------------------------
HEREIN, THE LIABILITY OF AT&T ASSOCIATED WITH THE INSTALLATION, PROVISION, USE, MAINTENANCE, REPAIR, TERMINATION OR RESTORATION OF SERVICE COMPONENTS PROVIDED PURSUANT TO THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE PRORATED PORTION OF CHARGES FOR THE AFFECTED SERVICE COMPONENTS FOR THE PERIOD DURING WHICH THAT SERVICE COMPONENT WAS AFFECTED.

          14.2 NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH, TRANSMISSION INTERRUPTIONS OR PROBLEMS, INCLUDING, BUT NOT LIMITED TO, DAMAGE OR LOSS OF PROPERTY OR EQUIPMENT, LOSS OF PROFITS OR REVENUE, COST OF CAPITAL, COST OF REPLACEMENT SERVICES, OR CLAIMS OF CUSTOMERS, WHETHER OCCASIONED BY ANY REPAIR OR MAINTENANCE PERFORMED BY, OR FAILED TO BE PERFORMED BY, THE FIRST PARTY OR ANY OTHER CAUSE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR STRICT LIABILITY. THIS PARAGRAPH SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY'S ABILITY TO RECOVER UNDER THE SECTION ENTITLED INDEMNIFICATION WITH RESPECT TO CLAIMS OF THIRD PARTIES BROUGHT AGAINST SUCH
---------------
PARTY OR THE RIGHT TO RECOVER LIQUIDATED DAMAGES UNDER THE SECTIONS ENTITLED DELIVERY AND LIQUIDATED DAMAGES AND OPERATION, MAINTENANCE AND REPAIR.
-------------------------------     ---------------------------------

          14.3 PURSUANT TO THIS SECTION, NO PARTY SHALL BE PREVENTED FROM MAKING A CLAIM OR FILING SUIT AGAINST AN INDEPENDENT CONTRACTOR FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES ARISING OUT OF SUCH INDEPENDENT CONTRACTOR'S PERFORMANCE OF MAINTENANCE OR REPAIR SERVICES FOR THE SYSTEM OWNER, BUT THE PARTY MAKING THE CLAIM OR FILING SUIT AGREES THAT IT WILL NOT SEEK RECOVERY OF SUCH DAMAGES TO THE EXTENT SUCH INDEPENDENT CONTRACTOR HAS A CONTRACTUAL OR COMMON LAW RIGHT OF RECOVERY AGAINST OR AN INDEMNITY FROM THE OTHER PARTY.

     15.  Notice.

          15.1 Unless otherwise provided herein, all notices and communications concerning this Agreement shall be in writing and addressed to the other party as follows:

          If to @Home:        At Home Corporation
                              450 Broadway Street
                              Redwood City, California 94063
                              Attention: General Counsel
                              Telephone: (650) 569-5000
                              Facsimile No: (650) 482-4606

          with a copy to:     Michael P. Whalen, Esq.
                              O'Melveny & Myers LLP
                              990 Marsh Road
                              Menlo Park, CA 94025
                              Facsimile No: (650) 473-2601

          If to AT&T:         AT&T Corp.
                              Room 3W090
                              300 Atrium Drive
                              Somerset, New Jersey  08873
                              Attn: Connie Diehl
                              General Manager - @Home
                              Facsimile No: (732) 805-9385

          with a copy to:     AT&T Corp.
                              295 North Maple Avenue
                              Basking Ridge, New Jersey, 07920
                              Attn: [David J. Ritchie]
                              General Attorney - Wholesale Markets
                              Facsimile No: (908) 953-8360

or at such other address as may be designated in writing to the other party.

          15.2 Unless otherwise provided herein, notices shall be sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, or by facsimile, and shall be deemed served or delivered to the addressee or its office on the date of receipt acknowledgment or, if postal claim notices are given, on the date of its return marked "unclaimed," provided, however, that upon receipt of a returned notice marked "unclaimed," the sending party shall make reasonable effort to contact and notify the other party by telephone.

     16. Confidentiality. The parties hereto agree that this Agreement and the terms hereof are "Confidential Information" as defined in the Nondisclosure Agreement dated as of September 8, 1998 between the parties. Notwithstanding the terms of that agreement however, either party may disclose the contents of, or information concerning, this Agreement to the extent required by law after using reasonable efforts to consult with the other party regarding such disclosure and, as applicable, using reasonable efforts to obtain confidential treatment from the applicable regulatory agency regarding the pricing terms hereof.

     17. Use of Marks. Nothing in this Agreement creates in a party any rights in the other party's trade names, trademarks, service marks or any other intellectual property. Except as may be otherwise agreed between the parties in writing:

          17.1 Either party may use the other party's trade names, trademarks, or service marks only to the extent such use is not prohibited by this Agreement and is otherwise permitted by law (including but not limited to the Lanham Act).

          17.2 In no event shall either party use or display, in advertising or otherwise, any of the other party's logos, trade dress, trade devices or other indicia of origin, or any confusingly similar logos, trade dress, trade devices or indicia of origin.

          17.3 Neither party shall conduct business under the other party's corporate or trade name, trademark, service mark, logo, trade dress, trade device, indicia of origin or other symbol that serves to identify and distinguish the other party from its competitors, or under any confusingly similar corporate or trade name, trademark, service mark, logo, trade dress, trade device, indicia of origin or other symbol.

          17.4 Neither party (the "First Party") shall indicate or imply to any third party that the First Party is affiliated with the other party, that the First Party is authorized by the other party to sell or provide service to them, that the First Party is providing (or will provide) service to such party jointly or in collaboration or partnership with the other party, or as the agent of the other party, or that service provided by the First Party or another carrier is provided by the other party.

          17.5 Except to the limited extent (if any) as may be required under law, neither party shall indicate or imply to any existing or potential end user that any portion of the service provided to the end user by a party is provided by the other party or is carried over the other party's network or facilities.

     18.  Default.

          18.1 A party may deliver to the other party a written "Notice of Default" for: (i) failing to make any payment of the Initial IRU Fees owed hereunder (an "Initial IRU Payment Default"); (ii) failing to make any payment of any amounts owed hereunder other than Initial IRU Fees, when no bona fide dispute exists (an "Other Payment Default"); (iii) the breaching by either party or its agents, assigns or affiliates of any Material Provision; or (iv) the filing or initiating of proceedings by or against a party seeking liquidation, reorganization or other such relief under any federal or state bankruptcy or insolvency law (a "Bankruptcy Proceeding"). Such Notice of Default must prominently contain the following sentences in capital letters: "THIS IS A FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES."

          18.2 If @Home receives a Notice of Default arising out of an Initial IRU Payment Default, it shall have 5 days to cure; provided that prior to sending such a Notice of Default, AT&T shall have engaged (or made commercially reasonable efforts to engage) in discussions with @Home with respect to the non-payment. If @Home fails to cure an Initial IRU Payment Default within the cure period, AT&T shall have the right to suspend @Home's right to use the Initial Routes. If @Home fails to cure an Initial IRU Payment Default within 30 days after receipt of the Notice of Default, AT&T shall have the right to reclaim the IRU under this Agreement with respect to all @Home Routes, in which case @Home will be liable for an accelerated IRU Fee equal to the present value of the Initial IRU Fee payments due for the remainder of the Term (excluding any optional Term extension), discounted at 8% per annum, less the fair value of the IRU as then in effect, including without limitation, all Additional Capacity and New Routes, with such fair value to be determined based upon an auction process with a reasonable amount of time conducted by a recognized investment bank. In the event the fair value exceeds the present value of the Monthly IRU Fee payments, @Home will be entitled to the amount of such excess. Notwithstanding Section 18.4, AT&T may not disconnect service or revoke the IRU with respect to any Initial Capacity except in accordance with this Section 18.2.

          18.3 If @Home receives a Notice of Default arising out of an Other Payment Default, it shall have 30 days to cure. If @Home fails to cure an Other Payment Default within the cure period, AT&T shall have the right to either (a) suspend its performance obligations under this Agreement, (b) seek an award for the past due balance, including interest and reasonable attorneys' fees, and/or
(c) require @Home to post a reasonable deposit or other adequate assurance of payment as a condition of continuing performance by AT&T. Notwithstanding the foregoing and Section 18.4, AT&T may not disconnect service or revoke the IRU with respect to any Additional Capacity except for non-payment of the Additional IRU Fee with respect to that Additional Capacity.

          18.4 A party that has received a Notice of Default arising out of an alleged breach of a Material Provision shall have 30 days to cure the alleged breach (except as otherwise provided in Section 18.2 with respect to a breach of @Home's obligation to pay the Initial IRU Fees). If the defaulting party shall have commenced actions in good faith to cure such defaults which are not susceptible of being cured during such 30-day period, such period shall be extended (but not in excess of 90 additional days) while such party continues such actions to cure. If such party fails to cure the breach within the applicable cure period, this Agreement shall not be terminated, but as long as such default shall be continuing, the non-defaulting party shall have the right to either (a) suspend its performance or payment obligations under this Agreement, (b) seek an order of specific performance, and/or (c) seek the award of compensatory damages. Any event of default by either party may be waived under the terms of this Agreement at the other party's option.

     19.  Termination.

          19.1 Upon the expiration of the Term of this Agreement, the Services Components shall terminate and @Home shall owe AT&T no additional consideration.

          19.2 Notwithstanding the foregoing, no termination of this Agreement shall affect the rights or obligations of any party hereto with respect to any payment hereunder for services rendered prior to the date of termination or pursuant to the Sections entitled Indemnification or Arbitration herein.
                                  ---------------    -----------

     20. Force Majeure. If, by reason of any Force Majeure Event (as hereinafter defined), a party shall be unable to carry out any of its obligations (other than the payment of monetary amounts due) under this Agreement and that party gives the other party prompt written notice thereof, then, except as otherwise set forth herein, any such obligations shall be suspended to the extent made necessary by reason of such Force Majeure Event during its continuance, provided that such party attempts to eliminate insofar as is reasonably possible the effect of such force majeure with all reasonable dispatch. The term "Force Majeure Event" shall mean: (i) an act of God, (ii) fire, (iii) flood, (iv) explosion (v) material shortage or unavailability not resulting from the responsible Party's failure to timely place orders or take other necessary actions therefor, (vi) war, civil disorder, earthquake or labor strikes or (vii) national emergency. The party claiming relief under this Section shall promptly notify the other in writing of the existence of the event(s) (i) through (vii) relied on, the expected duration of the Force Majeure Event, and the cessation or termination of said event.

     21.  Arbitration

          21.1 An "Arbitrable Dispute" is any dispute or disagreement arising between @Home and AT&T in connection with this Agreement in which the dollar amount in dispute is less than one million dollars ($1,000,000) or which involves quality issues not settled by the parties pursuant to the section entitled Ongoing Service Quality Review. Any Arbitrable Dispute which is not
         ------------------------------
settled to the mutual satisfaction of @Home and AT&T within thirty (30) days from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration in San Francisco, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If the parties are unable to agree on a single arbitrator within 15 days from the date of receipt of the notice notifying a party of a dispute or disagreement, each party shall select an arbitrator within 15 days and the two arbitrators shall select a third arbitrator within 10 days. The decision of the arbitrator(s) shall be final and binding upon the parties and shall include written findings of law and fact, and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides. The arbitrator(s) shall be instructed by the parties to establish procedures such that a decision can be rendered by the arbitrator(s) within 60 days of their appointment.

          21.2 The obligation herein to arbitrate shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

     22. Waiver. The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

     23.  Taxes.

The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

          23.1 Each Party shall be responsible for any personal property taxes on property it owns or leases from the other Party or from a third party, for franchise and privilege taxes on its business, and for income taxes based upon its net income.

          23.2 The Parties agree to reasonably cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. AT&T's invoices shall separately state the amount of any taxes AT&T is collecting from @Home.

          23.3 In the event that a sales, use, excise, value added, services, duty, consumption, or other tax is or may be assessed on the sale, installation, use or provision of any of the Service Components, the IRU or any equipment provided under this Agreement,the Parties shall work together to segregate, to the extent practicable, the payments under this Agreement into three payment streams: (a) those that are taxable; (b) those that are nontaxable; and (c) those for which AT&T functions merely as a payment agent for @Home in receiving goods, supplies or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax.

          23.4 Subject to Section 23.3 above, @Home shall be responsible for and shall pay any sales, use, excise, value added, services, consumption, or other similar tax payable with respect to the Service Components, the IRU or any equipment provided under this Agreement, except to the extent @Home provides a valid tax exemption certificate to AT&T prior to the delivery thereof. AT&T will apply taxes to @Home at the same rates applied with respect to other similarly situated customers, which rates are designed to cover costs, without mark-up.

          23.5 AT&T shall promptly notify @Home of, and coordinate with @Home, the response to any settlement of any claim for taxes asserted by applicable taxing authorities for which, as between the Parties, @Home is responsible hereunder. It being understood that with respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, the other Party shall have all rights to participate, at its own cost and expense, in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If @Home requests that AT&T challenge the imposition of any tax, @Home shall reimburse AT&T for the reasonable expenses it incurs. @Home shall be entitled to any tax refunds or rebates granted to the extent such refunds are of taxes that were paid by @Home.

          23.6  AT&T shall be responsible for and shall timely pay any and all
(i) taxes and franchise, license and permit fees based on the physical location of the AT&T Network and the @Home Backbone Network; (ii) right-of-way payments on the AT&T Network and the @Home Backbone Network; and (iii) gross receipts tax based on revenues received by AT&T under this Agreement.

          23.7 For purposes of this Section, "Taxes" shall mean all sales, use, value added, transfer, ad valorem, or excise taxes and any other similar taxes, fees, duties or imposts, plus any interest and penalties imposed thereon and all expenses incurred by @Home or AT&T in connection with the payment or settlement of or defense against any claim for such taxes.

          23.8 @Home shall be responsible for USF fees and similar telecommunication surcharges or user fees imposed by government authorities and associated with the performance by AT&T of its obligations under this Agreement.

          23.9 AT&T will determine in its reasonable judgment whether such Taxes or assessments apply. AT&T will consult with @Home prior to changing the manner in which AT&T specifically treats @Home with respect to applicability of taxes and assessments (this does not include general changes within a taxing/assessing jurisdiction which may affect @Home).

          23.10 @Home will indemnify AT&T against any obligation AT&T incurs to pay any Taxes or assessments for which @Home is responsible.

     24. Equipment. AT&T shall retain title to all of its equipment and facilities used to meet its performance obligations this Agreement.

     25. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without reference to its choice of law principles.

     26.  Rules of Construction.

          26.1 The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

          26.2 Unless expressly defined herein, words having well-known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

          26.3 Except as set forth to the contrary herein, any right or remedy of AT&T or @Home shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

          26.4 Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement.

          26.5 This Agreement has been fully negotiated between and jointly drafted by the parties.

          26.6 In the event of a conflict between the provisions of this Agreement and those of any Exhibit, the provisions of this Agreement shall prevail and such Exhibits shall be corrected accordingly.

          26.7 All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this Section the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

     27. Assignment. Neither Party shall assign or otherwise transfer this Agreement or its rights or obligations hereunder to any person or entity without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that either party shall have the right, without the consent of the other, to assign or otherwise transfer the Agreement to any person or entity that controls, is under the control of, or is under common control with the assigning party, or any corporation into which such party may be merged or consolidated or that purchases all or substantially all of the assets of such party used by such party in connection with the Capacity Service; provided, further, that any such assignment or transfer shall be subject to the other party's rights under this Agreement and any assignee or transferee shall continue to perform the assigning or transferring party's obligations under this Agreement. This Agreement is intended to pass by operation of law to any party to whom AT&T may assign all or substantially all of the AT&T Network, but only to the extent that it is in fact assigned.

     28. Representations and Warranties. Each party represents and warrants that:

          28.1 It has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement (including, with respect to @Home, authority to grant a perfected, first priority security interest in this Agreement);

          28.2 It has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement;

          28.3 This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms; and

          28.4 EXCEPT AS PROVIDED IN THIS SECTION, AT&T MAKES NO WARRANTIES, EXPRESS OR IMPLIED, UNDER THIS AGREEMENT AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AT&T DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT THE SERVICES WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THE SERVICES WILL PREVENT UNAUTHORIZED ACCESS BY THIRD PARTIES.

          28.5 Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes, or court orders of any local, state or federal governmental agency, court or body.

     29. Entire Agreement; Amendment. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

     30. No Personal Liability. Each action or claim against any party arising under or relating to this Agreement shall be made only against such party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Section and shall be entitled to enforce the obligations of this Section.

     31. Relationship of the Parties. The relationship between AT&T and @Home shall be that of independent contractors and not of principal and agent, franchiser and franchisee, dealer and distributor, partners or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. AT&T and @Home, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk. Each party acknowledges that nothing in this Agreement diminishes or restricts in any way the rights of the parties to engage in competition with each other. Each party acknowledges that it remains at all times solely responsible for the success and profits of its own business.

     32. Export Regulations. The parties acknowledge that any products, software, and technical information (including, but not limited to, services and training) provided under this Agreement are subject to U.S. export laws and regulations and any use of or transfer of such products, software and technical information must be authorized under those regulations. @Home agrees that it will not use distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. If requested by AT&T, @Home also agrees to sign written assurances and other export-related documents as may be required for AT&T to comply with U.S. export regulations.

     33. Severability. If any term, covenant or condition herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     34. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.
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                                    Page 24

   IN WITNESS WHEREOF, in confirmation of their consent to the terms and conditions contained in this Agreement and intending to be legally bound thereby, the parties have executed this Capacity Lease Agreement on the dates shown below but effective for all purposes as of the Effective Date.


AT&T CORP.                                    AT HOME CORPORATION


By:    /s/ Kathryn Morrissey                  By:    /s/ Patti S. Hart
       -------------------------------               --------------------------

Title: VP Sales, Service Provider Mkts        Title: Chairman & CEO
       -------------------------------               --------------------------

Date:  6/19/01                                Date:  6/19/01
       -------------------------------               --------------------------

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                                    Page 25

                                    EXHIBITS

Exhibit A  Initial Capacity]

Exhibit B  Technical Specifications

Exhibit C  [Reserved]

Exhibit D  [Reserved]

Exhibit E  AT&T POPs

Exhibit F  Collocation Agreement

Exhibit G  Third Party POPs